UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 10, 2012

Date of Report

September 10, 2012

(Date of earliest event reported)

FRESH MEDICAL LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54600	20-1922768
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

757 East South Temple, Suite 150, Salt Lake City, Utah 84102

(Address of principal executive offices, including zip code)

(801) 736–0729

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 5, 2012, Prolung, formerly known as Fresh Medical Laboratories, or Freshmedx, a Delaware corporation (the “Company”, to which we sometimes refer as “we”, “us” or “our”), appointed Clark A. Campbell as Chairman of the Board of Directors to replace William A. Fresh.  Mr. Fresh will move into the role of Director.

Mr. Campbell, age 63 (d.o.b. March 23,1949) is the author of The One-Page Project ManagerTM.  He holds a BS in Chemical Engineering and an MBA from the University of Utah along with a Ph.D. in Business Administration from Almeda University. Dr. Campbell has filled senior management positions at the headquarters of both the DuPont Chemical Company and the O.C. Tanner Company.

ITEM 8.01

OTHER ITEMS.

On September 10, 2012, Fresh Medical Laboratories, Inc. (the “Company”) filed an application to do business as “Prolung.”   A copy of the press release issued by the Company announcing the change of its name is furnished as Exhibit 99.2 to this report.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

Exhibit No.	Description

99.1	Press release dated as of September 5, 2012.
99.2	Press release dated as of September 10, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2012

FRESH MEDICAL LABORATORIES, INC.
By:	/s/ Steven C. Eror
Name:	Steven C. Eror
Title:	Chief Executive Officer

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